Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-196973, 333-232925, 333-240195, 333-266696, 333-273699 and 333-289347 of Trinseo PLC on Form S-8 of our report dated February 25, 2026, relating to the financial statements of Americas Styrenics LLC (not separately presented herein or incorporated by reference), appearing in this Annual Report on Form 10-K of Trinseo PLC for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 13, 2026